Exhibit 4c(1)




                          INDENTURE SUPPLEMENTAL


                                    TO

                        MORTGAGE AND DEED OF TRUST

                         (Dated January 15, 1937)

                                Executed By


                      ATLANTIC CITY ELECTRIC COMPANY

                                    TO

                           THE BANK OF NEW YORK,

                                             Trustee.



                       Dated as of November 1, 1994




                      This instrument was prepared by

                       James E. Franklin II, Esq.


                      /s/ James E. Franklin II, Esq.
                          James E. Franklin II, Esq.
 SUPPLEMENTAL INDENTURE, dated as of November 1, 1994
for convenience of reference, and effective from the time of execution and delivery hereof, made and entered into by and between ATLANTIC CITY ELECTRIC COMPANY, a corporation of the State of New Jersey (hereinafter sometimes called the "Company"), party of the first part, and THE BANK OF NEW YORK (formerly Irving Trust Company), a corporation of the State of New York, as Trustee (hereinafter sometimes called the "Trustee"), party of the second part.

     WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust, dated January 15, 1937 (hereinafter referred to as the "Mortgage"), for the security of all bonds of the Company outstanding thereunder, and by said Mortgage conveyed to the Trustee, upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting any property expressly excepted by the terms of the Mortgage; and

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1949, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 1, 1950, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1950, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1952, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1953, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1954, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1955, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1957, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1958, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1959, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1961, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 1, 1962, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1963, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 1, 1966, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1970, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September 1, 1970, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1971, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1972, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1973, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1975, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1975, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of December 1, 1976, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1980, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1981, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1983, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 15, 1984, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 15, 1984, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1985, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1986, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 15, 1987, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1989, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1991, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1992, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of August 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1994, and an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1994, such instruments amending and supplementing the Mortgage in certain respects (the Mortgage, as so amended and supplemented, being hereinafter called the "Original Indenture") and conveying to the Trustee, upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, certain property rights and property therein described; and

     WHEREAS, the Company represents that no default has occurred under any of the provisions of the Original Indenture; and

     WHEREAS, the Original Indenture provides that bonds issued thereunder may be issued in one or more series and further provides that, with respect to each series, the rate of interest, the date or dates of maturity, the dates for the payment of interest, the terms and rates of optional redemption, and other terms and conditions shall be determined by the Board of Directors of the Company prior to the authentication thereof; and

     WHEREAS, Section 121 of the Original Indenture provides that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Original Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and that the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued under the Original Indenture and provide that a breach thereof shall be equivalent to a default under the Original Indenture, or the Company may cure any ambiguity or correct or supplement any defective or inconsistent provisions contained in the Original Indenture or in any indenture supplemental to the Original Indenture, by an instrument in writing, properly executed, and that the Trustee is authorized to join with the Company in the execution of any such instrument or instruments; and

         WHEREAS, the Company has heretofore from time to time, in accordance with the provisions of the Original Indenture, as at the time in effect, issued bonds of various series and in various amounts and, of the bonds so issued, $737,413,000 aggregate principal amount is outstanding at the date hereof; and

         WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Original Indenture, has duly determined to create two new series of bonds under the Original Indenture (herein sometimes referred to collectively as the "New Bonds"); and

         WHEREAS, each of the New Bonds is to be substantially in the form set forth in Schedule I hereto; and

         WHEREAS, each of the New Bonds (whether in temporary or definitive form) is to bear a certificate of authentication substantially in the form set forth in Schedule I hereto; and

         WHEREAS, the Company, in the exercise of the powers and authorities conferred upon and reserved to it under and by virtue of the provisions of the Original Indenture, and pursuant to resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture, in the form hereof, for the purposes herein provided; and

         WHEREAS, the Company represents that all conditions and requirements necessary to make this supplemental indenture
(hereinafter sometimes referred to as the "Third 1994
Supplemental Indenture") a valid, binding and legal instrument in accordance with its terms, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That Atlantic City Electric Company, in consideration of the premises and the sum of One Dollar ($1.00) and other good and valuable consideration paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, for itself and its successors and assigns, hereby covenants and agrees to and with the Trustee, and its successor or successors in trust, as follows:

         SECTION 1. The terms defined in this Section 1 shall, for all purposes of this Third 1994 Supplemental Indenture and the Original Indenture, have the meanings herein specified, unless the context otherwise requires:

Plant:

         The term "Plant" shall mean the B.L. England Generating
Station located in Beesley's Point, Cape May County, New Jersey.

Series A Project Facilities:

         The term "Series A Project Facilities" shall have the meaning set forth in the Cape May Facilities Agreement.

Series B Project Facilities:

         The term "Series B Project Facilities" shall have the meaning set forth in the Cape May Facilities Agreement.

Cape May Authority:

         The term "Cape May Authority" shall mean the Pollution
Control Financing Authority of Cape May County (New Jersey) and any successor thereto.

Cape May 1994 Series A Bonds:

         The term "Cape May 1994 Series A Bonds" shall mean the
7.20% Pollution Control Revenue Bonds of 1994, Series A (Atlantic City Electric Company Project) to be issued in 1994 under and pursuant to the Cape May Indenture.


Cape May 1994 Series B Bonds:

         The term "Cape May 1994 Series B Bonds" shall mean the
7% Pollution Control Revenue Refunding Bonds of 1994, Series B
(Atlantic City Electric Company Project) to be issued in 1994 under and pursuant to the Cape May Indenture.

Cape May Indenture:

         The term "Cape May Indenture" shall mean the Trust Indenture, dated as of November 1, 1994, by and between the Cape May Authority and United Jersey Bank, as Trustee, pursuant to which the Cape May 1994 Series A Bonds and the Cape May 1994 Series B Bonds are issued.

Cape May Trustee:

         The term "Cape May Trustee" shall mean, at any time in question, the person and/or corporation acting as trustee at any time under the Cape May Indenture.

Cape May Facilities Agreement:

         The term "Cape May Facilities Agreement" shall mean the
Pollution Control Facilities Agreement, dated as of November 1,
1994, between the Cape May Authority and the Company, and any and all modifications, supplements and amendments thereof.

         SECTION 2. The Company hereby creates a forty-fifth series of bonds to be issued under and secured by the Original Indenture and this Third 1994 Supplemental Indenture, to be designated and to be distinguished from the bonds of all other series by the title "First Mortgage Bonds, 7.20% Pollution Control Series A of
1994" (herein sometimes referred to as the "bonds of the Forty-fifth Series").

         Bonds of the Forty-fifth Series shall mature on the maturity date of the Cape May 1994 Series A Bonds and shall be issued in temporary or definitive form, only as fully registered bonds, without coupons, in denominations of $5,000 and any multiple or multiples of $5,000 authorized by the Company; they shall bear interest at the rate of seven and twenty one-hundredths per centum per annum payable semiannually on the interest payment dates of the Cape May 1994 Series A Bonds; and the principal of, premium, if any, and interest on each said bond shall be payable at the office or agency of the Company, in Hackensack, New
Jersey, and, at the option of the Company, at the office or agency of the Company in the City of New York, in lawful money of the United States of America; provided, however, that the Company shall receive the credits in respect of interest on and principal of bonds of the Forty-fifth Series as set forth in Section 5 hereof.

         Every bond of the Forty-fifth Series shall be dated and shall bear interest as provided in Section 10 of the Original Indenture; provided, however, that bonds of the Forty-fifth Series authenticated by the Trustee prior to the first interest payment date shall bear interest from November 1, 1994; and provided further, that if and to the extent that the Company shall default in the payment of interest due on any interest payment date, then any such bond of the Forty-fifth Series shall bear interest from the interest payment date next preceding the date of such bond to which interest has been paid, unless such interest payment date is the first interest payment date, in which case from November 1, 1994.

         Bonds of the Forty-fifth Series shall be subject to redemption prior to maturity, but if in part only in integral multiples of $5,000, under the conditions and upon the payment of the amounts specified in the following subsections, together in each case with interest accrued to the redemption date:

(a) at the option of the Company, on any date on or after November 1, 2004, either as a whole or in part from time to time on any date, at the following redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:

         REDEMPTION PERIOD                        REDEMPTION PRICE
   November 1, 2004 through October 31, 2005         102%
   November 1, 2005 through October 31, 2006         101%
   November 1, 2006 and thereafter                   100%

         (b) at the option of the Company, as a whole at any time at 100% of the principal amount thereof, if any of the following events shall have occurred:

              (1) any federal, state or local body exercising governmental or judicial authority has taken any action which results in the imposition of unreasonable burdens or excessive liabilities with respect to the Series A
              Project Facilities (or the facilities serviced thereby) or the Plant, rendering impracticable or uneconomical or enjoining or restraining the operation of all or a substantial portion of the Series A Project Facilities (or the facilities serviced thereby) or the Plant,including without limitation the condemnation or taking by eminent domain of all or a substantial portion of the Series A Project Facilities (or the facilities serviced thereby) or the Plant; or

              (2) changes in the cost or availability of raw materials, operating supplies, or facilities or technological or other changes have made the continued operation of all or a substantial portion of the Series A Project Facilities (or the facilities serviced thereby) or the Plant, uneconomical; or

              (3)  all or a substantial portion of the Series A
              Project Facilities (or the facilities serviced thereby) or the Plant have been damaged or destroyed to such an extent that it is not practicable or desirable to rebuild, repair or restore the Series A Project
              Facilities (or the facilities serviced thereby) or the Plant; or

              (4) as a result of any change in the Constitution of the State of New Jersey or the Constitution of the United States of America, or as a result of any legislative or administrative action (whether state or federal) or any final decree, judgment or order of any court or administrative body (whether state or federal) after any contest thereof by the Company in good faith, the Cape May Indenture, the Cape May Facilities Agreement, the bonds issued under the Original Indenture, as supplemented, in accordance with the Cape May Facilities Agreement, or the Bonds issued under the Cape May Indenture, as supplemented, shall become void or unenforceable or impossible to perform in accordance with the intent and purposes of the parties as expressed in the Cape May Facilities Agreement.

              Any such redemption shall be on any date within one year following the determination by the Company as evidenced by the adoption of the resolution of the Board of Directors of the Company described below that one of the events listed above permitting the exercise of the option has occurred.

         (c) in whole (or in part, as hereinafter provided), at 100% of the principal amount thereof, plus interest accrued to the redemption date, in the event that it is finally determined by the Internal Revenue Service or by a court of competent jurisdiction that, as a result of the failure by the Company to observe any covenant, agreement or representation in the Cape May Facilities Agreement, the interest payable on the Cape May 1994 Series A Bonds is includable for federal income tax purposes in the gross income of any owner for federal income tax purposes of a Cape May 1994 Series A Bond, other than an owner who is a "substantial user" of the Series A Project Facilities or a "related person", as provided in Section 147(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the applicable regulations thereunder. Any such determination will not be considered final for this purpose until the expiration of all periods for judicial review or appeal, as the case may be, nor will such a determination be deemed final unless (i) the Cape May Trustee shall have been advised by one or more owners for federal income tax purposes of the Cape May 1994 Series A Bonds that the Internal Revenue Service has notified such owner or owners in writing that it proposes to include the interest on the Cape May 1994 Series A Bonds in gross income as a result of such a failure by the Company and (ii) the Company has been afforded by the tribunal the opportunity to participate in and to direct any administrative proceeding or litigation resulting therefrom, either directly or in the name of any such owner of a Cape May 1994 Series A Bond. Any such redemption of bonds of the Forty-fifth Series shall be in an amount necessary to redeem the Cape May 1994 Series A Bonds on any date within 180 days from the time of such final determination that the Cape May 1994 Series A Bonds are to be redeemed. Bonds of the Forty-fifth Series shall be redeemed in whole after such final determination unless it is decided in such determination that redemption of a portion of the Cape May 1994 Series A Bonds outstanding would have the result that interest payable on the Cape May 1994 Series A Bonds remaining outstanding after such redemption would not be includable for federal income tax purposes in the gross income of any owner for federal income tax purposes of a Cape May 1994 Series A Bond (other than an owner who is a "substantial user" of the Series A Project Facilities or a "related person" within the meaning of
         Section 147(a) of the Code and the applicable regulations thereunder), and in such event bonds of the Forty-fifth Series shall be redeemed (in the principal amount of$5,000 or any integral multiple thereof) in such amount so as to accomplish that result.

              The election of the Company under subsections (a) or
(b) above to redeem any of the bonds of the Forty-fifth Series shall be evidenced by a resolution of the Board of Directors of the Company calling for the redemption on a stated date of all or a stated principal amount thereof. To exercise its option to redeem the bonds of the Forty-fifth Series under subsection (a) or (b) above, the Company shall deliver to the Trustee, the Cape May Authority and the Cape May Trustee a certified copy of said resolution calling all or a stated principal amount of the bonds of the Forty-fifth Series for redemption on a date not more than 90 days from the date said resolution is delivered (in the case of a redemption under subsection (a) above) or not more than one year from the date of adoption of said resolution (in the case of a redemption under subsection (b) above). The delivery to the Cape May Trustee of a certified copy of such resolution shall constitute notice to the Cape May Trustee of the redemption referred to therein, on the terms specified therein. The Company shall on or before such redemption date deposit with the Cape May Trustee, as paying agent hereunder, the total applicable redemption price of all the bonds so called, with interest accrued thereon to the redemption date, less any credits to which the Company may be entitled pursuant to Section 5 hereof, and the Cape May Trustee, as such paying agent, shall apply such funds on the redemption date to the redemption of the bonds so called.

              The Cape May Trustee shall deliver to the Trustee prompt written notice of the occurrence of a "final determination" under subsection (c) above. Such notice shall be executed on behalf of the Cape May Trustee by its President or a Vice President or Trust Officer and shall fix a redemption date for the appropriate amounts of bonds of the Forty-fifth Series not more that 180 days after the occurrence of such "final determination". On or before such redemption date, the Company shall deposit with the Cape May Trustee, as paying agent hereunder, the total redemption price of the bonds so called, with interest accrued thereon to the redemption date, less any credits to which the Company may be entitled pursuant to Section 5 hereof, and the Cape May Trustee, as such paying agent, shall apply such funds, on the redemption date, to the redemption of the bonds so called. The delivery to the Trustee of a certified copy of such notice shall constitute notice to the Trustee of the redemption referred to therein on the terms specified therein.

              Whenever the Trustee shall receive a written demand for redemption (hereinafter called "Redemption Demand") from the Cape
May Trustee, stating that the principal of all Cape May 1994
Series A Bonds then outstanding under the Cape May Indenture has been declared to be immediately due and payable pursuant to the provisions of Section 10.02 thereof and that such declaration of maturity has not been rescinded, the Trustee shall within 10 days of receiving such Redemption Demand mail a copy to the Company stamped or otherwise marked to show the date of receipt by the Trustee, and, in such event, the Company shall fix a redemption date for the redemption so demanded and shall mail to the Trustee notice of such date at least 30 days prior thereto. Such redemption date may be any day fixed by the Company which shall be not more than 180 days after the receipt of the Redemption
Demand by the Company from the Trustee. If the Trustee does not receive such notice from the Company within 150 days after the Redemption Demand shall have been received by the Trustee, then the redemption date shall be the 180th day after such receipt of the Redemption Demand by the Company and the bonds of the Forty-fifth Series shall become due, together with accrued interest thereon, on such 180th day. The Trustee shall mail notice of the redemption date (hereinafter called the "Demand Redemption
Notice") to the Cape May Trustee as hereinafter provided, provided however, that the Trustee shall not mail any Demand Redemption Notice (and no such redemption shall be made) if the Trustee shall have received a written cancellation of the Redemption Demand from the Cape May Trustee prior to the mailing of the Demand Redemption Notice. Anything in this paragraph contained to the contrary notwithstanding, if, after mailing of the Demand Redemption Notice and prior to the date fixed for redemption, the Trustee shall have been advised in writing by the Cape May Trustee that the Redemption Demand has been rescinded or that the declaration of maturity of the Cape May 1994 Series A
Bonds has been rescinded, the Demand Redemption Notice shall thereupon, without further act of the Trustee or the Company, be rescinded and become null and void for all purposes hereunder and no redemption of the bonds of the Forty-fifth Series and no payments in respect thereof shall be effected or required. Any such redemption shall be at the redemption price equal to the principal amount of the bonds of the Forty-fifth Series to be redeemed, together with accrued interest to the date fixed for redemption. For the purposes of this Section 2, a demand or notice from the Cape May Trustee shall be executed on behalf of such trustee by its President or a Vice President or a Trust
Officer, and shall be deemed received by the Trustee when delivered at its corporate trust office in the Borough of Manhattan, the City of New York. The Trustee may conclusively rely, as to the truth of the statements contained therein, upon any such demand.

              Notwithstanding the provisions of Section 52 of the Original Indenture, any Demand Redemption Notice shall be given by mail to the registered holder(s) of bonds of the Forty-fifth Series, not more than 10 or less than 5 days prior to the date fixed for redemption, and the registered holders of bonds of the Forty-fifth Series, by the acceptance of such bonds, waive any additional or further notice of redemption provided in the Original Indenture.

              Each bond or portion thereof of the Forty-fifth Series called for redemption under this Section 2 shall be due and payable at the office of the Cape May Trustee, as paying agent hereunder, at the applicable redemption price and on the specified redemption date, anything herein or in such bond to the contrary notwithstanding; provided, however, that notwithstanding the foregoing or any provisions of the Original Indenture, this Third 1994 Supplemental Indenture, the bonds of the Forty-fifth Series, or any notice of redemption of the bonds of the Forty-fifth Series to the contrary, in the case of bonds of the Forty-fifth Series to be redeemed pursuant to subsections (a) or (b) above, the notice of redemption in respect of such bonds shall, without further act of the Trustee or the Company, be rescinded and become null and void for all purposes hereunder and no redemption of such bonds and no payments in respect thereof shall be effected or required unless an equal principal amount of Cape
May 1994 Series A Bonds are due and payable on such redemption date. From and after the date when each bond or portion thereof of the Forty-fifth Series shall be due and payable as aforesaid (unless upon said date the full amount due thereon shall not be held by the Cape May Trustee, as paying agent hereunder, and be immediately available for payment), all further interest shall cease to accrue on such bond or on such portion thereof, as the case may be.

              If only a portion of any bond of the Forty-fifth Series shall be called for redemption pursuant to this Section 2, the notice of redemption hereinbefore provided for shall specify the portion of the principal amount thereof to be redeemed. Upon payment of the portion so called for redemption, the Cape May
Trustee shall make an appropriate notation upon the bond of the principal amount so redeemed.

              Bonds of the Forty-fifth Series shall not be transferable except as provided in the Cape May Indenture and then only upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, the City of New York, by the registered holders thereof, in person or by duly authorized attorney, in the manner prescribed in the Original Indenture. In the manner prescribed in the Original Indenture, bonds of the Forty-fifth Series may be exchanged for a like aggregate principal amount of fully registered bonds, without coupons, of the Forty-fifth Series of other authorized denominations, upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the borough of Manhattan, the City of New York.

         SECTION 3. The Company hereby creates a forty-sixth series of bonds to be issued under and secured by the Original Indenture and this Third 1994 Supplemental Indenture, to be designated and to be distinguished from the bonds of all other series by the title "First Mortgage Bonds, 7% Pollution Control Series B of
1994" (herein sometimes referred to as the "bonds of the Forty-sixth Series").

         Bonds of the Forty-sixth Series shall mature on the maturity date of the Cape May 1994 Series B Bonds and shall be issued in temporary or definitive form, only as fully registered bonds, without coupons, in denominations of $5,000 and any multiple or multiples of $5,000 authorized by the Company; they shall bear interest at the rate of seven per centum per annum payable semiannually on the interest payment dates of the Cape May 1994 Series B Bonds; and the principal of, premium, if any, and interest on each said bond shall be payable at the office or agency of the Company, in Hackensack, New Jersey, and, at the option of the Company, at the office or agency of the Company in the City of New York, in lawful money of the United States of America; provided, however, that the Company shall receive the credits in respect of interest on and principal of bonds of the Forty-sixth Series as set forth in Section 6 hereof.

         Every bond of the Forty-sixth Series shall be dated and shall bear interest as provided in Section 10 of the Original Indenture; provided, however, that bonds of the Forty-sixth Series authenticated by the Trustee prior to the first interest payment date shall bear interest from November 1, 1994; and provided further, that if and to the extent that the Company shall default in the payment of interest due on any interest payment date, then any such bond of the Forty-sixth Series shall bear interest from the interest payment date next preceding the date of such bond to which interest has been paid, unless such interest payment date is the first interest payment date, in which case from November 1, 1994.

         Bonds of the Forty-sixth Series shall be subject to redemption prior to maturity, but if in part only in integral multiples of $5,000, under the conditions and upon the payment of the amounts specified in the following subsections, together in each case with interest accrued to the redemption date:

         (a) at the option of the Company, on any date on or after November 1, 2004, either as a whole or in part from time to time on any date, at the following redemption prices, expressed in percentages of the principal amount of the bonds to be redeemed:
  REDEMPTION PERIOD                              REDEMPTION PRICE
 November 1, 2004 through October 31, 2005            102%
 November 1, 2005 through October 31, 2006            101%
 November 1, 2006 and thereafter                      100%

         (b) at the option of the Company, as a whole at any time at 100% of the principal amount thereof, if any of the following events shall have occurred:

              (1) any federal, state or local body exercising governmental or judicial authority has taken any action which results in the imposition of unreasonable burdens or excessive liabilities with respect to the Series B Project Facilities (or the facilities serviced thereby) or the Plant, rendering impracticable or uneconomical or enjoining or restraining the operation of all or a substantial portion of the Series B Project Facilities (or the facilities serviced thereby) or the Plant, including without limitation the condemnation or taking by eminent domain of all or a substantial portion of the Series B Project Facilities (or the facilities serviced thereby) or the Plant; or

              (2) changes in the cost or availability of raw materials, operating supplies, or facilities or technological or other changes have made the continued operation of all or a substantial portion of the Series B Project Facilities (or the facilities serviced thereby) or the Plant, uneconomical; or

              (3) all or a substantial portion of the Series B Project Facilities (or the facilities serviced thereby) or the Plant have been damaged or destroyed to such an extent that it is not practicable or desirable to rebuild, repair or restore the Series B Project Facilities (or the facilities serviced thereby) or the Plant; or

              (4) as a result of any change in the Constitution of the State of New Jersey or the Constitution of the United States of America, or as a result of any legislative or administrative action (whether state or federal) or any final decree, judgment or order of any court or administrative body (whether state or federal) after any contest thereof by the Company in good faith, the Cape May Indenture, the Cape May Facilities Agreement, the bonds issued under the Original Indenture, as supplemented, in accordance with the Cape May Facilities Agreement, or the bonds issued under the Cape May Indenture, as supplemented, shall become void or unenforceable or impossible to perform in accordance with the intent and purposes of the parties as expressed in the Cape May Facilities Agreement.

              Any such redemption shall be on any date within one year following the determination by the Company as evidenced by the adoption of the resolution of the Board of Directors of the company described below that one of the events listed above permitting the exercise of the option has occurred.

         (c) in whole (or in part, as hereinafter provided), at 100% of the principal amount thereof, plus interest accrued to the redemption date, in the event that it is finally determined by the Internal Revenue Service or by a court of competent jurisdiction that, as a result of the failure by the Company to observe any covenant, agreement or representation in the Cape May Facilities Agreement, the interest payable on the Cape May 1994 Series B Bonds is includable for federal income tax purposes in the gross income of any owner for federal income tax purposes of a Cape May 1994 Series B Bond, other than an owner who is a "substantial user" of the Series B Project Facilities or a "related person", as provided in Section 147(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the applicable regulations thereunder. Any such determination will not be considered final for this purpose until the expiration of all periods for judicial review or appeal, as the case may be, nor will such a determination be deemed final unless (i) the Cape May Trustee shall have been advised by one or more owners for federal income tax purposes of the Cape May 1994 Series B Bonds that the Internal Revenue Service has notified such owner or owners in writing that it proposes to include the interest on the Cape May
1994 Series B Bonds in gross income as a result of such a failure by the Company and (ii) the Company has been afforded by the tribunal the opportunity to participate in and to direct any administrative proceeding or litigation resulting therefrom, either directly or in the name of any such owner of a Cape May
1994 Series B Bond. Any such redemption of bonds of the Forty-sixth Series shall be in an amount necessary to redeem the Cape
May 1994 Series B Bonds on any date within 180 days from the time of such final determination that the Cape May 1994 Series B Bonds are to be redeemed. Bonds of the Forty-sixth Series shall be redeemed in whole after such final determination unless it is decided in such determination that redemption of a portion of the Cape May 1994 Series B Bonds outstanding would have the result that interest payable on the Cape May 1994 Series B Bonds remaining outstanding after such redemption would not be includable for federal income tax purposes in the gross income of any owner for federal income tax purposes of a Cape May 1994
Series B Bond (other than an owner who is a "substantial user" of the Series B Project Facilities or a "related person" within the meaning of Section 147(a) of the Code and the applicable regulations thereunder), and in such event bonds of the Forty-sixth Series shall be redeemed (in the principal amount of $5,000 or any integral multiple thereof) in such amount so as to accomplish that result.

          The election of the Company under subsections (a) or
(b) above to redeem any of the bonds of the Forty-sixth Series shall be evidenced by a resolution of the Board of Directors of the Company calling for the redemption on a stated date of all or a stated principal amount thereof. To exercise its option to redeem the bonds of the Forty-sixth Series under subsection (a) or (b) above, the Company shall deliver to the Trustee, the Cape May Authority and the Cape May Trustee a certified copy of said resolution calling all or a stated principal amount of the bonds of the Forty-sixth Series for redemption on a date not more than 90 days from the date said resolution is delivered (in the case of a redemption under subsection (a) above) or not more than one year from the date of adoption of said resolution (in the case of a redemption under subsection (b) above). The delivery to the Cape May Trustee of a certified copy of such resolution shall constitute notice to the Cape May Trustee of the redemption referred to therein, on the terms specified therein. The Company shall on or before such redemption date deposit with the Cape May Trustee, as paying agent hereunder, the total applicable redemption price of all the bonds so called, with interest accrued thereon to the redemption date, less any credits to which the Company may be entitled pursuant to Section 6 hereof, and the Cape May Trustee, as such paying agent, shall apply such funds on the redemption date to the redemption of the bonds so called.

              The Cape May Trustee shall deliver to the Trustee prompt written notice of the occurrence of a "final determination" under subsection (c) above. Such notice shall be executed on behalf of the Cape May Trustee by its President or a Vice President or Trust Officer and shall fix a redemption date for the appropriate amounts of bonds of the Forty-sixth Series not more that 180 days after the occurrence of such "final determination". On or before such redemption date, the Company shall deposit with the Cape May Trustee, as paying agent hereunder, the total redemption price of the bonds so called, with interest accrued thereon to the redemption date, less any credits to which the Company may be entitled pursuant to Section 6 hereof, and the Cape May Trustee, as such paying agent, shall apply such funds, on the redemption date, to the redemption of the bonds so called. The delivery to the Trustee of a certified copy of such notice shall constitute notice to the Trustee of the redemption referred to therein on the terms specified therein.

              Whenever the Trustee shall receive a written demand for redemption (hereinafter called "Redemption Demand") from the Cape
May Trustee, stating that the principal of all Cape May 1994
Series B Bonds then outstanding under the Cape May Indenture has been declared to be immediately due and payable pursuant to the provisions of Section 10.02 thereof and that such declaration of maturity has not been rescinded, the Trustee shall within 10 days of receiving such Redemption Demand mail a copy to the Company stamped or otherwise marked to show the date of receipt by the Trustee, and, in such event, the Company shall fix a redemption date for the redemption so demanded and shall mail to the Trustee notice of such date at least 30 days prior thereto. Such redemption date may be any day fixed by the Company which shall be not more than 180 days after the receipt of the Redemption
Demand by the Company from the Trustee. If the Trustee does not receive such notice from the Company within 150 days after the Redemption Demand shall have been received by the Trustee, then the redemption date shall be the 180th day after such receipt of the Redemption Demand by the Company and the bonds of the Forty-sixth Series shall become due, together with accrued interest thereon, on such 180th day. The Trustee shall mail notice of the redemption date (hereinafter called the "Demand Redemption
Notice") to the Cape May Trustee as hereinafter provided, provided however, that the Trustee shall not mail any Demand Redemption Notice (and no such redemption shall be made) if the Trustee shall have received a written cancellation of the Redemption Demand from the Cape May Trustee prior to the mailing of the Demand Redemption Notice. Anything in this paragraph contained to the contrary notwithstanding, if, after mailing of the Demand Redemption Notice and prior to the date fixed for redemption, the Trustee shall have been advised in writing by the Cape May Trustee that the Redemption Demand has been rescinded or that the declaration of maturity of the Cape May 1994 Series B
Bonds has been rescinded, the Demand Redemption Notice shall thereupon, without further act of the Trustee or the Company, be rescinded and become null and void for all purposes hereunder and no redemption of the bonds of the Forty-sixth Series and no payments in respect thereof shall be effected or required. Any such redemption shall be at the redemption price equal to the principal amount of the bonds of the Forty-sixth Series to be redeemed, together with accrued interest to the date fixed for redemption. For the purposes of this Section 3, a demand or notice from the Cape May Trustee shall be executed on behalf of such trustee by its President or a Vice President or a Trust
Officer, and shall be deemed received by the Trustee when delivered at its corporate trust office in the Borough of Manhattan, the City of New York. The Trustee may conclusively rely, as to the truth of the statements contained therein, upon any such demand.

              Notwithstanding the provisions of Section 52 of the Original Indenture, any Demand Redemption Notice shall be given by mail to the registered holder(s) of bonds of the Forty-sixth Series, not more than 10 or less than 5 days prior to the date fixed for redemption, and the registered holders of bonds of the Forty-sixth Series, by the acceptance of such bonds, waive any additional or further notice of redemption provided in the Original Indenture.

              Each bond or portion thereof of the Forty-sixth Series called for redemption under this Section 3 shall be due and payable at the office of the Cape May Trustee, as paying agent hereunder, at the applicable redemption price and on the specified redemption date, anything herein or in such bond to the contrary notwithstanding; provided, however, that notwithstanding the foregoing or any provisions of the Original Indenture, this Third 1994 Supplemental Indenture, the bonds of the Forty-sixth Series, or any notice of redemption of the bonds of the Forty-sixth Series to the contrary, in the case of bonds of the Forty-sixth Series to be redeemed pursuant to subsections (a) or (b) above, the notice of redemption in respect of such bonds shall, without further act of the Trustee or the Company, be rescinded and become null and void for all purposes hereunder and no redemption of such bonds and no payments in respect thereof shall be effected or required unless an equal principal amount of Cape
May 1994 Series B Bonds are due and payable on such redemption date. From and after the date when each bond or portion thereof of the Forty-sixth Series shall be due and payable as aforesaid (unless upon said date the full amount due thereon shall not be held by the Cape May Trustee, as paying agent hereunder, and be immediately available for payment), all further interest shall cease to accrue on such bond or on such portion thereof, as the case may be.

              If only a portion of any bond of the Forty-sixth Series shall be called for redemption pursuant to this Section 3, the notice of redemption hereinbefore provided for shall specify the portion of the principal amount thereof to be redeemed. Upon payment of the portion so called for redemption, the Cape May
Trustee shall make an appropriate notation upon the bond of the principal amount so redeemed.

              Bonds of the Forty-sixth Series shall not be transferable except as provided in the Cape May Indenture and then only upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, the City of New York, by the registered holders thereof, in person or by duly authorized attorney, in the manner prescribed in the Original Indenture. In the manner prescribed in the Original Indenture, bonds of the Forty-sixth Series may be exchanged for a like aggregate principal amount of fully registered bonds, without coupons, of the Forty-sixth Series of other authorized denominations, upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the borough of Manhattan, the City of New York.

         SECTION 4. In accordance with and in compliance with the provisions of Article V of the Original Indenture, $25,000,000 principal amount of bonds of the Forty-fifth Series and $6,500,000 principal amount of bonds of the Forty-sixth Series may be executed on behalf of the Company and delivered to the Trustee, and shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this Third 1994 Supplemental Indenture) from time to time in accordance with the order or orders of the Company, evidenced by a writing or writings signed in the name of the Company by its President, or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers. The bonds of the Forty-fifth and Forty-sixth Series shall be executed in the name of the Company by the manual or facsimile signature of its President or one of its Senior Vice Presidents or Vice Presidents, and its corporate seal, or a facsimile thereof, to be impressed or imprinted thereon and attested by the signature, or a facsimile thereof, of its Secretary or one of its Assistant Secretaries.

         SECTION 5. The Company shall be entitled to credits against amounts otherwise payable in respect of the bonds of the Forty-fifth Series in an amount or amounts corresponding to (i) the principal amount of any Cape May 1994 Series A Bond surrendered to the Cape May Trustee by the Company or the Cape May Authority, or purchased by the Cape May Trustee, for cancellation and (ii) the amount of moneys held by the Cape May Trustee and available and designated for the payment of principal or redemption price of, and/or interest on, the Cape May 1994 Series A Bonds, from any other source of payment to the Cape May Trustee of such moneys other than payments of principal of, premium, if any, or interest on bonds of the Forty-fifth Series.

         A certificate of the Company signed by its President or any Vice President, and by the Secretary or any Assistant Secretary, and consented to in writing by the Cape May Trustee, stating that the Company is entitled to a credit under this Section 5, and setting forth the basis therefor in reasonable detail, shall be conclusive evidence of such entitlement and, in the case of a credit with respect to the principal amount of the bonds of the Forty-fifth Series, of the discharge of the Company's obligation with respect to the payment of such principal amount, and the Trustee shall accept and shall be entitled to rely upon such certificate as such evidence without further investigation or verification of the matters stated therein.

         SECTION 6. The Company shall be entitled to credits against amounts otherwise payable in respect of the bonds of the Forty-sixth Series in an amount or amounts corresponding to (i) the principal amount of any Cape May 1994 Series B Bond surrendered to the Cape May Trustee by the Company or the Cape May Authority, or purchased by the Cape May Trustee, for cancellation and (ii) the amount of moneys held by the Cape May Trustee and available and designated for the payment of principal or redemption price of, and/or interest on, the Cape May 1994 Series B Bonds, from any other source of payment to the Cape May Trustee of such moneys other than payments of principal of, premium, if any, or interest on bonds of the Forty-sixth Series.

         A certificate of the Company signed by its President or any Vice President, and by the Secretary or any Assistant Secretary, and consented to in writing by the Cape May Trustee, stating that the Company is entitled to a credit under this Section 6, and setting forth the basis therefor in reasonable detail, shall be conclusive evidence of such entitlement and, in the case of a credit with respect to the principal amount of the bonds of the Forty-sixth Series, of the discharge of the Company's obligation with respect to the payment of such principal amount, and the Trustee shall accept and shall be entitled to rely upon such certificate as such evidence without further investigation or verification of the matters stated therein.

         SECTION 7. The approval by the Board of Public Utilities, State of New Jersey of the execution and delivery of this Third 1994 Supplemental Indenture shall not in anywise be construed as approval by said Board of any other act, matter or thing which requires the approval of said Board under the laws of the State of New Jersey; nor shall said approval bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of bonds under the Original Indenture or any indenture supplemental thereto or otherwise.

         SECTION 8. As supplemented by this Third 1994 Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and this Third 1994
Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Nothing in this Third 1994 Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than the holders of bonds issued under the Original Indenture and this Third 1994 Supplemental Indenture, the Company and the
Trustee, any right to avail themselves of any benefit of any provision of the Original Indenture or of this Third 1994
Supplemental Indenture.

         The Trustee assumes no responsibility for the correctness of the recitals of facts contained herein and makes no representations as to the validity of this Third 1994
Supplemental Indenture.

         This Third 1994 Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, ATLANTIC CITY ELECTRIC COMPANY, party of the first part, has caused this instrument to be signed in its name and behalf by its President or a Vice President, and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and THE BANK OF NEW YORK, party hereto of the second part, has caused this instrument to be signed in its name and behalf by a Vice President or an Assistant Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Vice President or an Assistant
Treasurer. Executed and delivered by Atlantic City Electric
Company in the Township of Egg Harbor, New Jersey, the 3rd day of
November, 1994.
                             ATLANTIC CITY ELECTRIC COMPANY
SEAL

                             By: /s/ L. M. Walters

                                    (L. M. Walters)
                                     Vice President
ATTEST:

/s/ F. F. Frankowski
   (F. F. Frankowski)
  Assistant Secretary

Signed, sealed and delivered by ATLANTIC CITY ELECTRIC COMPANY in the presence of:
/s/ R. K. Marshall
   (R. K. Marshall)

/s/ E. L. Kaminsky
   (E. L. Kaminsky)

                                  THE BANK OF NEW YORK
SEAL

                             By: /s/ Mary Jane Morrissey
                                    (Mary Jane Morrissey)
                                     Assistant Vice President
ATTEST:

/s/ Lucille Firrincieli
   (Lucille Firrincieli)
    Assistant Vice President

Signed, sealed and delivered by THE BANK OF NEW YORK in the presence of:

/s/ A. Mazur
    A. Mazur

/s/ L. Mullen
    L. Mullen


STATE OF NEW JERSEY

                        ss:

COUNTY OF ATLANTIC



         BE IT REMEMBERED that on this 3rd day of November, in the year of our Lord one thousand nine hundred and ninety-four before me, a Notary Public in and for the State and County aforesaid, personally appeared F. F. Frankowski, who being by me duly sworn on his oath says that he is Assistant Secretary of Atlantic City Electric Company, the grantor in the foregoing Indenture Supplemental to Mortgage and Deed of Trust, and that L. M.
Walters is a Vice President; that deponent knows the common or corporate seal of said grantor, and the seal annexed to the said Indenture Supplemental to Mortgage and Deed of Trust is such common or corporate seal; that the said Indenture Supplemental to Mortgage and Deed of Trust was signed by the said Vice President and the seal of said grantor affixed thereto in the presence of deponent; that said Indenture Supplemental to Mortgage and Deed of Trust was signed, sealed and delivered as and for the voluntary act and deed of said grantor for the uses and purposes therein expressed, pursuant to a resolution of the Board of Directors of said grantor; and at the execution thereof this deponent subscribed his name thereto as witness.

Sworn and subscribed the day and year aforesaid.


                      /S/   STEPHANIE M. SCOLA
                            STEPHANIE M. SCOLA
                        NOTARY PUBLIC OF NEW JERSEY
                  My Commission Expires October 13, 1999

[ SEAL ]

STATE OF NEW YORK

                   ss:

COUNTY OF NEW YORK


         BE IT REMEMBERED that on this 4th day of November, in the year of our Lord one thousand nine hundred and ninety-four before me, a Notary Public in and for the State and County aforesaid, personally appeared Lucille Firrincieli, who being by me duly sworn on her oath says that she is an Assistant Vice President of THE BANK OF NEW YORK, the Trustee named in the foregoing
Indenture Supplemental to Mortgage and Deed of Trust, and that Mary Jane Morrissey is an Assistant Vice President; that deponent knows the common or corporate seal of said Trustee, and that the seal annexed to the said Indenture Supplemental to Mortgage and Deed of Trust is such common or corporate seal; that the said Indenture Supplemental to Mortgage and Deed of Trust was signed by the said Assistant Vice President and the seal of said Trustee affixed thereto in the presence of deponent; that said Indenture Supplemental to Mortgage and Deed of Trust was signed, sealed and delivered as and for the voluntary act and deed of said Trustee for the uses and purposes therein expressed, pursuant to authority of the Board of Directors of said Trustee; and at the execution thereof this deponent subscribed his name thereto as witness.

Sworn and subscribed the day and year aforesaid.


[SEAL]                        /S/ WILLIAM J. CASSELS
                                  WILLIAM J. CASSELS
                            NOTARY PUBLIC STATE OF NEW YORK
                                     No. 01CA5027729
                               My Commission Expires May 16, 1996

                         CERTIFICATE OF RESIDENCE




         THE BANK OF NEW YORK, Mortgagee and Trustee within named, hereby certifies that its precise residence is 101 Barclay
Street,
in the Borough of Manhattan, in The City of New York, in the State of New York.

                                       THE BANK OF NEW YORK

                                       By:/s/ Lucille Firrincieli

                                              Lucille Firrincieli
                                         Assistant Vice President

                                SCHEDULE I

              This Bond is not transferable except as provided in the
Trust Indenture dated as of November 1, 1994 of the Pollution
Control Financing Authority of Cape May County (New Jersey) to
United Jersey Bank, as Trustee.

                      ATLANTIC CITY ELECTRIC COMPANY
                            First Mortgage Bond
                     % Pollution Control Series         of 1994
                           Due November 1, 2029


No.                                                   $


              ATLANTIC CITY ELECTRIC COMPANY, a corporation of
the
State of New Jersey (hereinafter called the Company), for value received, hereby promises to pay to United Jersey Bank, as trustee under the Trust Indenture dated as of November 1, 1994, of the Pollution Control Financing Authority of Cape May County (New Jersey) to United Jersey Bank, as trustee, or registered assigns, on November 1, 2029, at the office or agency of the
Company in Hackensack, New Jersey,                Dollars in
lawful money of the United States of America, and to pay to the person in whose name this bond is registered interest thereon from November 1, 1994 or, if interest to any November 1 or May 1 has been paid, from the November 1 or May 1, as the case may be, next preceding the date of this bond to which interest has been paid, unless such interest payment date is May 1, 1995, in which case from November 1, 1994, at the rate of __________________ per centum per annum, in like money, at said office or agency on May 1 and November 1 in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged.

              This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds, of the series designated in its title, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indentures supplemental thereto, called the Mortgage), dated January 15, 1937, executed by the Company to THE BANK OF NEW YORK, as Trustee, to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and

extent of the security, the rights of the holders of the bonds in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least seventy-five per centum (75%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company's interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder thereof.

              The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

              The bonds of this series are issuable in temporary or definitive form, only as fully registered bonds, without coupons, in denominations of $5,000 and authorized multiples thereof. In the manner prescribed in the Mortgage, registered bonds of this series may be exchanged for a like aggregate principal amount of registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

              The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of principal or (subject to the provisions of the Mortgage) interest hereon and for all other purposes and the Company and the Trustee shall not be affected by any notice to the contrary.

              The bonds of this series are redeemable as provided in the Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1994, creating the bonds of this series. Reference is made to the applicable provisions of said Supplemental Indenture, and such provisions shall for all purposes have the same effect as though fully set forth in this place.
              No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer or director, as such of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors, as such, being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

              This bond shall not become valid or obligatory for any purpose until THE BANK OF NEW YORK, the Trustee under the
Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

              IN WITNESS WHEREOF, ATLANTIC CITY ELECTRIC COMPANY has caused this bond to be executed in its name by the signature, or a facsimile thereof, of its President or one of its Senior Vice Presidents or Vice Presidents, and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon and attested by the signature, or a facsimile thereof, of its Secretary or one of its Assistant Secretaries.

Dated,

                                  ATLANTIC CITY ELECTRIC COMPANY


                                  By
                                            (Title)
ATTEST:



     (Title)

                   TRUSTEE'S AUTHENTICATION CERTIFICATE

              This bond is one of the bonds, of the series herein designated, described in the within-mentioned Mortgage.

Dated,
                                       THE BANK OF NEW YORK,
                                                 Trustee

                                       By
                                            Authorized Signatory
                                  I-3